Exhibit 10.1

SECOND AMENDMENT TO
LOAN AGREEMENT

THIS SECOND AMENDMENT (this “Second Amendment”) is made as of January 8, 2009 among PartnerRe Ltd., as Borrower, Citibank, N.A., as Administrative Agent, and Citibank, N.A., as Lender.

WHEREAS, the Borrower, the Administrative Agent and the Lender are parties to a loan agreement dated as of October 25, 2005 (the “Loan Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Lender are parties to an Amendment to the Loan Agreement dated as of July 31, 2008 (the “First Amendment”);

WHEREAS, the Borrower, for value received, executed and issued a $400,000,000 promissory note to the Lender dated October 31, 2005 pursuant to the Loan Agreement (the “Original Note”);

WHEREAS, the Original Note was tendered by the Lender to the Borrower for cancellation in exchange for two (2) $200,000,000 promissory notes dated July 31, 2008 pursuant to the First Amendment (the “Existing Notes”);

WHEREAS, the Borrower, the Administrative Agent and the Lender wish to amend the Loan Agreement on the terms and conditions set forth in this Second Amendment;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the Borrower, the Administrative Agent and the Lender hereto agree as follows:

Section 1. Terms Used but Not Defined Herein. Capitalized terms used but not defined herein, except for the term “Lender”, shall have the respective meanings given to them in the Loan Agreement or the First Amendment and the term “Lender” shall have the meaning given to it in the Existing Notes.

Section 2. Second Amendment to the Loan Agreement.  Section 2.3 of the Loan Agreement is hereby amended and replaced in its entirety with the following:

“2.3  Prepayment of Advance.  This is not a demand loan, and subject to the rights of the Lenders under Section 6.1 if an Event of Default shall have occurred and be continuing, no Lender shall have any right to demand payment of the principal hereof prior to the Maturity Date.

(a) The Borrower shall have the right to prepay at its option the 2008 Advance in whole or in part (a “Prepayment”) ,without penalty, upon three (3) Business Day’s written or fax notice.  All Prepayments will be accompanied by payment of accrued and unpaid interest on the Prepayment amount to, but not including, the date of the Prepayment.

(b) The Borrower shall not have the right to prepay at its option the 2010 Advance in whole or in part.”

Section 3.  Representations.  Each of the parties hereto represents that (i) it has all necessary corporate power and authority to execute, deliver and perform its obligations contemplated by this Second Amendment, (ii) such execution, delivery and performance have been duly authorized by all necessary corporate action, and this Second Amendment has been duly and validly executed and delivered and constitutes its valid and binding obligation, enforceable against it in accordance with its terms hereunder, and (iii) this Second Amendment will not conflict with any agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound.

Section 4.  Effectiveness.  This Second Amendment shall become effective upon execution by the parties hereto.

Section 5.  Counterparts.  This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 6.  Governing Law.  This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York.  The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Second Amendment or the transactions contemplated in this Second Amendment, the Loan Agreement and the Notes. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Borrower hereby irrevocably designates, appoints and empowers the Service of Process Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding referred to in this Section 7.  If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent.

Section 7.  Waiver of Trial by Jury.  EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS SECOND AMENDMENT, THE LOAN AGREEMENT AND THE NOTES.

Section 8.  Effectiveness of the Loan Agreement and the Notes.  Except as amended hereby, all the terms of the Loan Agreement and the Notes shall remain and continue in full force and effect and are hereby confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Second Amendment as of the date and year first above written.

PARTNERRE LTD.

By:	/s/ Amanda R. Sodergren
	Name:	Amanda R. Sodergren
	Title:	Chief Legal Counsel

Agreed and accepted by:

CITIBANK, N.A.
as Administrative Agent

By:	/s/ Herman Hirsch

CITIBANK, N.A.
as Lender

By:	/s/ Herman Hirsch